AUBURN NATIONAL BANCORPORATION, INC AND SUBSIDIARIES

EXHIBIT 10.1

AGREEMENT, DATED NOVEMBER 12, 2019,

BY AND BETWEEN MICHAEL J. KING AND AUBURNBANK

SEVERANCE AGREEMENT

This Severance Agreement and General Release (“Agreement”) is made between Michael J. King and AuburnBank and Auburn National Bancorporation, Inc. (collectively, “AuburnBank”) as follows:

RECITALS

The following recitals are adopted for purposes of this Agreement:

A.	Mr. King is AuburnBank’s Senior Vice President, Mortgage Lending Division.

B.	Mr. King intends to retire and resign from his employment at AuburnBank.

C.        In recognition of the valuable service provided by Mr. King to AuburnBank during his employment, in order to provide for the orderly transition of Mr. King’s duties, to set forth the respective rights and obligations of Mr. King and AuburnBank (collectively, “the Parties”) with respect to Mr. King’s separation from AuburnBank, and to finally, fully and forever settle and resolve all matters concerning Mr. King’s past services to AuburnBank, the Parties enter into this Agreement as more fully described below.

NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the parties, intending to be legally bound, acknowledge, covenant, and agree as follows:

1.	Employment and Transition of Duties.

(a)        Mr. King shall remain an employee of AuburnBank from the date this Agreement becomes effective until December 31, 2019. The parties may mutually agree upon an earlier departure date for Mr. King, and in the case of such mutual agreement, Mr. King will receive the full payments described in paragraph 2.

(b)        During the period from the date this Agreement becomes effective until December 31, 2019, Mr. King will continue to perform his duties as directed by AuburnBank, including assisting in the transition of his duties to persons designated by AuburnBank. No later than December 31, 2019 Mr. King’s employment by AuburnBank shall cease.

2.	Payments.

(a)        After this Agreement becomes effective, subject to ¶ 1 (b), AuburnBank will pay Mr. King’s monthly salary, less withholdings required by law, and otherwise, as Mr. King may lawfully direct, through December 31, 2019.

(b)        For 2020, Mr. King will receive a lump sum payment of $154,500, which represents eight month of salary, less withholdings required by law, and as Mr. King otherwise designates, to be deposited in an account of his choosing by January 15, 2020.

(c)        Following Mr. King’s departure as an AuburnBank employee, Mr. King shall no longer participate as an employee in, and no amounts shall be contributed by or for the benefit of Mr. King to, or matched with respect to, any AuburnBank employee health, welfare, benefit or ERISA plan. The foregoing is not intended to and does not limit Mr. King’s rights under COBRA.

3.	Release.

(a)        By signing this Agreement, Mr. King does irrevocably extinguish, dismiss, release, and abandon finally and forever every claim (including but not limited to complaints, causes of action, charges of discrimination, grievances, and petitions of every form and type), with no exception, that Mr. King did bring or could have brought, whether known or unknown, up to the date that this Agreement becomes effective, against AuburnBank, Auburn National Bancorporation, Inc., their respective related entities, and their respective Board members, officers, administrators, employees, lawyers, insurers, assigns, and agents, as such (collectively, “the Released Parties”), and does end finally and irrevocably every claim by him, of any sort, arising from or related to his employment with AuburnBank. This release includes, but is not limited to:

●          all claims and rights arising under federal and state laws such as, but not limited to, Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. § 2000e et seq., 42 U.S.C. § 1981, the Civil Rights Act of 1991, 42 U.S.C. § 12101 et seq., including the Americans with Disabilities Amendments Act, 29 U.S.C. § 201 et seq., the Age Discrimination in Employment Act, 29 USC § 621 et seq.; and the Alabama Age Discrimination in Employment Act, § 25-1-20 et seq.,

●          all other legal and equitable claims regarding, relating to, or arising from Mr. King’ employment with AuburnBank, and

●          all claims which may be available under any constitution, law, regulation, executive order, policy, practice, or other basis for a claim.

(b)      This Agreement does not bar Mr. King from participating in an investigation or proceeding against any of the Released Parties instigated by the EEOC or other agency at its own initiative, although Mr. King waives his right to monetary relief related to such a charge or complaint.

(c)      Excluded from this general release of claims are Mr. King’s right to enforce this Agreement, claims or rights arising out of events occurring after the date when this Agreement becomes effective, claims to benefits made under Alabama workers’ compensation laws (other than retaliatory discharge under Ala. Code § 25-5-11.1), and claims that Mr. King cannot waive by law.

4.                Ongoing Matters. Notwithstanding any other provision of this Agreement, after Mr. King leaves AuburnBank the Parties will continue to cooperate with respect to and jointly defend against, any pending and other legal matters arising while Mr. King was an AuburnBank employee, until such matters are resolved by a final order or judgment, and AuburnBank will continue to defend Mr. King in such matters, contingent upon Mr. King’s continued cooperation in the defense and absent a conflict of interest between the Parties.

5.                No Other Obligation to Pay or Defend. Mr. King agrees that except as described in ¶¶ 2 and 4, the Released Parties have no obligation to make any other payment of any type to him or on his behalf for to anyone else, including but not limited to his spouse, other family members, lawyers, friends, or agents.

6.                 Non-disparagement and Confidentiality of the Agreement.

(a)        After this agreement becomes effective the Parties agree not to make disparaging remarks or other disparaging communications about each other.

(b)        The Parties also agree that the terms of this Agreement shall remain confidential except where disclosure is required of AuburnBank by state or federal law or regulation. Otherwise, the existence of this Agreement and its terms shall remain confidential, and they each agree to take reasonable actions to maintain this confidentiality regardless of such mandatory disclosures.

(c)        Notwithstanding the above, Mr. King and AuburnBank may discuss this Agreement on a need-to-know, confidential basis with his or its respective accountants, financial planners, legal counsel, Board members, and administrators.

(d)        The obligations imposed by this ¶ 6 are for an indefinite period.

7.                Confidentiality and Non-Solicitation Agreement.

(a)      Confidential Information and Trade Secrets. Mr. King agrees that he will keep confidential and will not, directly or by assisting others, use, disclose, confirm, or otherwise act upon confidential information and trade secrets of AuburnBank that he learned while he was employed by AuburnBank.

(b)      Nonsolicitation of Customers. For a period of one year after Mr. King’s employment with AuburnBank ends, Mr. King agrees that he will not, directly or by assisting others, solicit, attempt to solicit, call upon, divert, or initiate contact or communication with any Restricted Customer for the purpose of selling or providing, or attempting to sell or provide, any service or product competitive or potentially competitive with any product or service sold or provided by AuburnBank. As used herein, “Customer” shall mean a person or entity (i) to whom AuburnBank has sold or provided products or services in connection with AuburnBank’s business; or (ii) who AuburnBank has actively solicited for the purpose of selling or providing products or services in connection with AuburnBank. As used herein, “Restricted Customer” shall mean any Customer (a) with whom Mr. King and Mortgage Loan Officers (“MLOs”) working under him communicated on behalf of AuburnBank; (b) whose dealings with AuburnBank were coordinated or supervised by Mr. King or such MLOs during Mr. King’s employment with AuburnBank; (c) about whom Mr. King or such MLOs obtained confidential information in the ordinary course of business as a result of their employment with AuburnBank; or (d) who receives or received products or services authorized by AuburnBank, the sale or provision of which results or resulted in compensation, commissions, or earnings for Mr. King or any such MLO within the one-year period prior to the end of Mr. King’s employment; provided, however, that such definition shall not apply to a Customer who expressly terminates her, his, or its relationship with AuburnBank prior to any communication or solicitation prohibited hereunder or any other breach by Mr. King or such MLOs of this Agreement.

(c)      Nonsolicitation of AuburnBank Employees. For a period of one year following the end of Mr. King’s employment with AuburnBank, he agrees not to, either directly or indirectly, solicit, recruit, or otherwise encourage any Restricted Person to discontinue employment with AuburnBank. As used herein, a “Restricted Person” shall mean a person employed by AuburnBank and with whom Mr. King had contact in the course of employment with AuburnBank.

8.             Liability Denied. This Agreement is not an admission of liability or wrongdoing by any of the Released Parties, and it shall not be deemed as such. Any such liability is denied expressly.

9.              Binding Terms of the Agreement. This Agreement shall be binding upon Mr. King’ successors, heirs, and assigns. Mr. King further expressly agrees, represents, and warrants that all agreements and understandings relating in any way to, or arising from, the subject matter of this Agreement are expressed herein. Mr. King further represents that there are no oral agreements or understandings of any nature whatever which contradict, vary, modify, supplement, or add in any way to the express written terms of this Agreement. Mr. King enters into this Agreement for the purpose of making full and final compromise, adjustment, and settlement of his claims, as more fully described above.

10.             No Other Claims. Mr. King agrees he has not filed a claim against, relating to, or arising from his employment at AuburnBank, or the Released Parties, with respect to the matters addressed in this Agreement, or if he has filed such a claim, he will withdraw and dismiss it to the fullest extent that he is able to do so. Should there be any other such claim, Mr. King agrees that it is settled and released by this Agreement, which may be asserted as a bar and estoppel against any such claim.

11.            Response to Lawful Subpoena or Request. Should Mr. King be subpoenaed or receive a request for information or documents concerning this Agreement, he shall, prior to responding to the subpoena or request, provide Mr. Bob Dumas or Mr. David Hedges with a copy of the subpoena or request, and allow AuburnBank sufficient time to oppose the subpoena or request, should it decide to do so.

12.            Interpretation. Should any provision of this Agreement require interpretation or construction, it is agreed that the entity interpreting or construing it shall not construe the provisions of the Agreement more strictly against any party who prepared the Agreement. Both parties have fully participated in the negotiation and preparation of all provisions of this Agreement.

13.            No Additional Employment. Mr. King agrees that he will not seek or accept employment or engagement with or at AuburnBank (including its respective affiliated or related entities) absent a written invitation to do so, specifically addressed to him and referencing this Agreement, and signed by the President of AuburnBank.

14.            OWBPA Statements. Mr. King agrees, represents, and warrants that he:

(a)      has been advised to review this Agreement with his attorney, and understands and freely consents to the terms and conditions contained in the Agreement;

(b)      understands that he is releasing any claim that he may have under the state and federal Age Discrimination in Employment Acts and the other provisions identified in ¶ 3, and that he is not waiving any rights or claims that might arise after the date of this Agreement;

(c)      has been provided a period of 21 days within which to consider this Agreement;

(d)      has been provided valuable consideration to which he was not otherwise entitled; and

(e)      has a period of seven days following the execution of this Agreement to revoke his agreement to settle any age discrimination claims, and the Agreement shall not become effective or enforceable until this revocation period has expired. To be effective, the rescission must be in writing and delivered by 12:00 noon (12:00 p.m.) on the seventh calendar day following the execution of this Agreement to:

Mr. Bob Dumas

Chairman and President

AuburnBank

100 N Gay St

Auburn, AL 36830

To be effective, the written rescission must state clearly and unequivocally that Mr. King intends to revoke his waiver and release of age discrimination claims. The notice of rescission may be delivered by email, hand delivery, or pre-paid overnight delivery (FedEx or UPS). Rescission of the Agreement as to age discrimination claims shall void the entire Agreement.

15.           No Assignment of Benefits. Mr. King expressly represents and warrants that he has not assigned or transferred any claim or potential claim against the Released Parties to any third party.

16.           Entire Agreement. This Agreement contains the entire understanding and agreement of the Parties. If any portion of this Agreement is later held by an adjudicative body of competent jurisdiction to conflict with any federal, state, or local law, and as a result of such holding a portion or portions of the Agreement are declared invalid and of no force or effect in such jurisdiction, all remaining provisions of this Agreement shall remain in full force and effect in that jurisdiction and be construed as if the invalid portion or portions had not been included.

17.           Actions to Facilitate Execution of the Agreement. Mr. King agrees to take such further action and to execute such further and additional documents, instruments, and writings as may be necessary, proper, required, desirable, or convenient for the purposes of fully effectuating the terms and provisions of this agreement. As to these activities, each party is to bear his or its own costs.

18.           No Benefits to Third Parties. This Agreement is between Mr. King and AuburnBank and for the benefit of Mr. King and the Released Parties. The Parties agree that the Agreement shall not confer any rights or remedies, whether as third party beneficiaries or otherwise, upon any person or entity other than Mr. King and the Released Parties and their respective successors and assigns.

19.           Use of the Agreement. This Agreement shall not be used against any of the Released Parties by Mr. King or his agents in any proceeding, action, suit, claim, or cause of action, except as evidence to enforce the terms of this Agreement.

20.           Agreement Governed by Alabama Law. This Agreement shall be governed by the laws of the state of Alabama without giving effect to any conflict of law rule or provision (whether in the state of Alabama or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the state of Alabama.

21.            Modification or Amendment. This Agreement shall not be modified or amended except by a subsequent writing signed by all of the parties to this Agreement, making specific reference to this Agreement, and attached hereto.

22.           Counterparts. This Agreement may be signed in multiple counterparts, each of which shall be deemed an original but all of which together will constitute one and the same Agreement.

23.          Authority to Sign. Each party to this Agreement represents that he or it executes the Agreement after ample, full, and mature deliberation, with full authority to do so, and after having read the Agreement and obtained advice of counsel, and that he or it executes the Agreement voluntarily and being fully aware of its contents, effect, and importance.

24.         Effective Date. This Agreement shall be effective on the last date that it is signed by one of the parties.

/S/ MICHAEL J. KING
Michael J. King
Date: November 12, 2019

STATE OF ALABAMA )
)
COUNTY OF LEE )

I, the undersigned authority, a Notary Public in and for said County in said State, hereby certify that Michael J. King whose name is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that being informed of the contents of the said instrument, he executed the same voluntarily on the day the same bears date.

GIVEN under my hand and seal this 12th day of November, 2019.

[NOTARIAL SEAL]

/S/ KRISTEN PREUS
NOTARY PUBLIC
Printed Name: Kristen Preus
My Commission Expires: September 19, 2023

AuburnBank and Auburn National Bancorporation, Inc.

By: /S/ ROBERT W. DUMAS

Its: PRESIDENT AND CEO

Date: November 12, 2019

STATE OF ALABAMA )
)
COUNTY OF LEE )

Before me, the undersigned Notary Public in and for said County and State hereby certify that Robert W. Dumas whose name as President and CEO of AuburnBank and as President and CEO of Auburn National Bancorporation, Inc. is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that being informed of the contents of said instrument, he in said capacity as such officer and with full authority, executed the same voluntarily for and as the act of AuburnBank.

GIVEN under my hand and seal this 12th day of November, 2019.

[NOTARIAL SEAL]

/S/ MARCIA OTWELL
NOTARY PUBLIC
Printed Name: Marcia Otwell
My Commission Expires: December 26, 2020